                                                                     Exhibit 2.2



















                   AMENDED AND RESTATED REINSURANCE AGREEMENT

                                 by and between


                       LUMBERMENS MUTUAL CASUALTY COMPANY
                 and certain of its subsidiaries and affiliates

                                       and

                       TRINITY UNIVERSAL INSURANCE COMPANY
                 and certain of its subsidiaries and affiliates

                               Table of Contents

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                                                                            Page
                                                                            ----
AMENDED AND RESTATED REINSURANCE AGREEMENT ..................................  1

ARTICLE I DEFINITIONS .......................................................  1

ARTICLE II ASSUMPTION REINSURANCE ...........................................  5

ARTICLE III INDEMNITY REINSURANCE ...........................................  7

ARTICLE IV REGULATORY APPROVALS .............................................  7

ARTICLE V UNDERTAKINGS IN CONNECTION WITH
ASSUMPTION TRANSACTION ......................................................  8

ARTICLE VI DURATION OF AGREEMENT ............................................  9

ARTICLE VII REINSURANCE PREMIUM .............................................  9

ARTICLE VIII CEDING COMMISSION AND EXPENSE REIMBURSEMENT .................... 10

ARTICLE IX CREDIT FOR REINSURANCE ........................................... 10

ARTICLE X ADMINISTRATION OF REINSURED POLICIES .............................. 12

ARTICLE XI REPORTS .......................................................... 13

ARTICLE XII RECORDS AND INSPECTION .......................................... 13

ARTICLE XIII INDEMNIFICATION ................................................ 13

ARTICLE XIV COOPERATION ..................................................... 14

ARTICLE XV OFFSET CLAUSE .................................................... 14

ARTICLE XVI INSOLVENCY ...................................................... 14

ARTICLE XVII ERRORS AND OMISSIONS ........................................... 15

ARTICLE XVIII ARBITRATION ................................................... 15

ARTICLE XIX NOTICES ......................................................... 16

ARTICLE XX MISCELLANEOUS .................................................... 17

                   AMENDED AND RESTATED REINSURANCE AGREEMENT

This Amended and Restated Reinsurance Agreement (the "Agreement") is made and entered into as of June 6, 2003, by and between Lumbermens Mutual Casualty Company, an Illinois mutual insurance company, American Motorists Insurance Company, an Illinois stock insurance company, American Manufacturers Mutual Insurance Company, an Illinois mutual insurance company, American Protection Insurance Company, an Illinois stock insurance company, and Kemper Lloyds Insurance Company, a Texas Lloyds company (individually, a "Kemper Company" and, collectively, "Kemper"), Unitrin Advantage Insurance Company, a New York stock insurance company, Unitrin Auto and Home Insurance Company, a New York stock insurance company, Unitrin Preferred Insurance Company, a New York stock insurance company, Kemper Independence Insurance Company, an Illinois stock insurance company, and Trinity Lloyd's Insurance Company, a Texas Lloyd's organization (individually, a "Unitrin Company" and, collectively, the "Unitrin Companies") and Trinity Universal Insurance Company, a Texas stock insurance company ("Trinity").

WHEREAS, Kemper writes policies providing Personal Lines Coverage (the "Kemper Personal Lines Policies"); and

WHEREAS, Kemper desires to provide for an orderly cessation of the Kemper Personal Lines Policies that it formerly wrote through its Individual and Family Group business unit and that are currently underwritten by affiliates of Unitrin, Inc., and to transition such policies to the Unitrin Companies; and

WHEREAS, pursuant to a certain Policy Conversion Agreement with Kemper, the Unitrin Companies are authorized to underwrite and issue Kemper Personal Lines Policies; and

WHEREAS, Trinity and Kemper entered into a 100% Quota Share Reinsurance Agreement as of June 28, 2002 (the "Original Reinsurance Agreement") pursuant to which Trinity reinsures on a 100% quota share basis certain Kemper Personal Lines Policies written pursuant to the Policy Conversion Agreement that the Unitrin Companies are not yet prepared to write directly on their own policy forms; and

WHEREAS, the Original Reinsurance Agreement was amended as of January 8, 2003 to provide, in the event of Kemper's insolvency, for Unitrin to make claim payments directly to insureds and insured claimants under Kemper Personal Lines Policies reinsured thereunder; and

WHEREAS, the parties hereto have agreed to amend and restate the Original Reinsurance Agreement as set forth hereinafter in order to provide, subject to the terms and conditions set forth hereinafter, for the reinsurance on an assumption reinsurance basis by the Unitrin Companies of certain Kemper Personal Lines Policies reinsured hereunder that cover risks in any state in which one or more of the Unitrin Companies named above are licensed and to provide for the reinsurance on a 100% quota share reinsurance basis by Trinity of any Kemper Personal Lines Policies reinsured hereunder that are not assumed by the Unitrin Companies; and

WHEREAS, the parties intend this amendment and restatement of the Agreement as a recharacterization of the transfer of business under the Original Reinsurance Agreement in order to facilitate the substitution of the Unitrin Companies for Kemper on certain Kemper Personal Lines Policies reinsured hereunder and the parties do not consider the amendment to involve a new cession of risk.

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, it is agreed by Kemper, the Unitrin Companies and Trinity as follows:

                                    ARTICLE I
                                   DEFINITIONS

"Ancillary Agreements"                shall have the meaning set forth in the
                                      Asset Purchase Agreement, including the
                                      Asset Purchase Agreement but excluding
                                      this Agreement.

"Asset Purchase Agreement"            means that Asset Purchase Agreement
                                      between Kemper and Trinity dated as of
                                      April 19, 2002.

"Assumed Policy"                      means any Ceded Policy to which an
                                      Assumption Effective Date applies, other than (a) a Ceded Policy for which the Unitrin Companies have provided Kemper with an Exclusion Notice and not an Assumption Notice or (b) a Ceded Policy for which no company is identified on Exhibit A as eligible to assume such Ceded
                                      Policy.

"Assuming Reinsurer"                  means, with respect to any Assumed Policy,
                                      the Unitrin Company reinsurer identified on Exhibit A hereto (as such exhibit may be revised from time to time by written notice provided to Kemper by Trinity) as the company that is eligible under the terms of this Agreement to assume such Assumed Policy pursuant to Section II.B.

"Assumption Certificates"             means the certificates to be issued by an
                                      Assuming Reinsurer to the Policyholders of Assumed Policies, which certificates shall be substantially in one or more of the forms set forth in Exhibit B hereto, as may be modified to comply with state insurance regulatory requirements, or in such other form or forms as may be agreed upon by the parties hereto or may be determined by Trinity in its sole discretion to be appropriate to accomplish the transfer of the Assumed Policies to the Assuming Reinsurers in accordance with applicable law.

"Assumption Effective Date"           means, with respect to any Assumed Policy,
                                      the latest to occur of (a) an Assumption
                                      Event, (b) the Initial Approval Date and
                                      (c) the first date on which the Assuming
                                      Reinsurer identified on Exhibit A hereto as the company that is eligible to assume such Assumed Policy is licensed to write
                                      Personal Lines Coverage in the state in
                                      which the risks covered by the Assumed
                                      Policy are located; provided, however,
                                      that the Initial Approval Date shall not be considered in determining the
                                      Assumption Effective Date if no approvals, consents or waiting periods are listed on Exhibit C.

"Assumption Event"                    means, with respect to any Ceded Policy,
                                      the occurrence of any of the following:

                                      (i) the delivery of an Assumption Notice for such Ceded Policy; or

                                      (ii) the Kemper Company that issued such Ceded Policy is ruled insolvent by a court of competent jurisdiction or is subject to a liquidation order entered by a court of competent jurisdiction.

"Assumption Notice"                   means a notice of assumption of one or
                                      more Ceded Policies, provided to Kemper
                                      pursuant to Section II.A.

"Ceded Policies"                      means all Kemper Personal Lines Policies
                                      with a policy effective or renewal date on or after July 1, 2002 and prior to the termination of the Policy Conversion
                                      Agreement. The Ceded Policies are
                                      comprised of the Assumed Policies and the Reinsured Policies. For greater certainty, the Ceded Policies shall not include any policy with an initial effective or renewal date prior to July 1, 2002.

"Change of Control"                   means (a) the acquisition by any person or
                                      entity of control of 51% or more of the
                                      voting securities or all or substantially all of the assets of Parent or (b) at any time during the term of this Agreement, Parent does not own directly or indirectly at least fifty one percent (51%) of the outstanding voting stock of Trinity.

"Excluded Policies"                   means those policies providing Personal
                                      Lines Coverage that either cover risks
                                      located in any of the Excluded States or were written by a Terminated Agent.

"Excluded States"                     means the states of Alaska, Arkansas,
                                      Delaware, Michigan and New Jersey.

"Exclusion Notice"                    means a notice excluding one or more Ceded
                                      Policies from assumption hereunder,
                                      provided to Kemper pursuant to Section
                                      II.A.

"Extracontractual Obligations"        means one hundred percent (100%) of any
                                      punitive, exemplary, compensatory or
                                      consequential damages for which Kemper is liable, including any Loss Excess of Policy Limits, as a result of an action against it by its insured, its insured's assignee or a third party claimant, which action alleges negligence, bad faith or other improper conduct on the part of Kemper in denying or handling a claim under a Ceded Policy. An Extracontractual
                                      Obligation shall be deemed to have
                                      occurred on the same date as the loss
                                      covered or alleged to be covered under the Ceded Policy.

"Gross Liability"                     means the gross liabilities and
                                      obligations owed by Kemper, including all
                                      (i) losses paid or payable to an insured or on behalf of an insured to a claimant,
                                      (ii) Extracontractual Obligations, (iii)
                                      IBNR, (iv) allocated and unallocated loss adjustment expenses incurred by Kemper, and (v) commissions, profit sharing or remunerations paid or payable to Producers by Kemper, but excluding all membership rights and obligations, as described in
                                      Section II.F.

"IBNR" means a reserve for losses incurred but not yet reported and for future loss development.

"IFG" means the business unit formerly within Kemper and known as the Individual and Family Group unit and now within Unitrin, Inc. and known as the Kemper Auto and Home Group unit, which is engaged in the marketing, issuance and administration of policies providing Personal Lines Coverage.

"Initial Approval Date"               means the first date on which all consents
                                      and approvals set forth on Exhibit C
                                      hereto (as such exhibit may be revised
                                      from time to time by written notice
                                      provided to Kemper by Trinity) have been obtained from a specific state or other governmental authority in form and substance reasonably satisfactory to the
                                      Unitrin Companies and all statutory
                                      waiting periods identified on Exhibit C
                                      (as may be revised from time to time by
                                      written notice provided to Kemper by
                                      Trinity) have expired or been terminated.

"Insolvency Event"                    means as to Trinity that it:

                                      (i)     becomes insolvent or is unable to
                                              pay its debts as they become due
                                              in the  ordinary course;

                                      (ii)    seeks or becomes subject to the
                                              appointment of a rehabilitator,
                                              liquidator, conservator, receiver
                                              or other similar official;

                                      (iii)   makes a general assignment,
                                              arrangement or composition with or
                                              for the benefit of its creditors;

                                      (iv)   has a party take possession of all
                                             or substantially all of its assets
                                             through attachment, levy or
                                             otherwise; or

                                      (v)    is subject to a cease and desist
                                             order entered by an insurance
                                             regulatory authority with
                                             jurisdiction over Trinity,
                                             prohibiting Trinity from reinsuring
                                             any additional Kemper Personal
                                             Lines Policies under the terms of
                                             this Agreement, which order remains
                                             in effect sixty (60) days after the
                                             date that it is entered.

"Kemper Direct"                       means the business unit within Kemper as
                                      of June 28, 2002, which is engaged in the marketing, issuance and administration of automobile and homeowners policies through the Internet.

"Kemper Personal Lines Policy"        means a policy providing Personal Lines
                                      Coverage written on Kemper paper.

"Loss Excess of Policy Limits"        means one hundred percent (100%) of any
                                      amount for which Kemper is liable in
                                      excess of its policy limits, but otherwise within the terms of a Ceded Policy as a result of an action against it by its insured or its insured's assignee to recover damages the insured is legally obligated to pay to a third party claimant because of alleged or actual negligence or bad faith or other improper conduct in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action. A Loss Excess of Policy Limits shall be deemed to have occurred on the same date as the loss giving rise to the Loss Excess of Policy Limits.

"Loss Reserves"                       means the amount recorded on the books of
                                      Trinity on account of its actual or
                                      potential loss obligation on the Reinsured
                                      Policies, including IBNR, calculated in
                                      accordance with statutory accounting
                                      principles and practices prescribed or
                                      permitted by the Texas Insurance
                                      Department.

"Net Premiums"                        means the direct premium collected,
                                      including policy fees and charges, minus return premiums, cancellations and any other returns of premium.

"Parent"                              means Unitrin, Inc.

"Personal Lines Coverage"             means (a) the personal automobile
                                      insurance, homeowners' insurance and other personal lines coverages that are marketed, underwritten, issued and administered by the IFG business unit within Kemper as of June 28, 2002, (b) those personal lines insurance policies listed on Exhibit D that are marketed, underwritten, issued and administered by
                                      Kemper Direct, which were written on the paper of Kemper as of June 28, 2002 and
                                      (c) any additional personal lines
                                      insurance policies that are marketed,
                                      underwritten, issued and administered by
                                      Kemper Direct, which are written on the
                                      paper of Kemper after June 28, 2002, and in the case of clauses (a), (b) and (c), excluding any Excluded Policies.

"Policyholders"                       means any individuals or entities which
                                      are the owners of Ceded Policies.

"Policy Conversion Agreement"         means that certain agreement dated as of
                                      June 28, 2002, which provides for the
                                      transition to the Unitrin Companies of the policies providing Personal Lines
                                      Coverage.

"Producer"                            means any agent, broker, representative,
                                      or sub-agent of any such person (other
                                      than a Terminated Agent) (i) having a
                                      Producer Agreement with Kemper and (ii)
                                      being entitled to receive any Producer
                                      Payments from Kemper for the solicitation, sale, marketing, production or servicing of any of the Ceded Policies.

"Producer Agreement"                  means any written agreement, contract,
                                      understanding or arrangement between
                                      Kemper and any Producer, including any
                                      assignments of compensation thereunder,
                                      and relating to the solicitation, sale,
                                      marketing, production or servicing of any of the Ceded Policies.

"Producer Payments"                   means any expense allowance, commission,
                                      overriding commission, service fee or
                                      other compensation payable by Kemper to a Producer pursuant to a Producer Agreement.

"Reinsured Policies"                  means the Ceded Policies reinsured on an
                                      indemnity reinsurance basis by Trinity
                                      pursuant to Section III.A.

"Release of Kemper"                   means the release of Kemper from all
                                      liabilities with respect to the Assumed
                                      Policies other than the liabilities
                                      retained by Kemper pursuant to Section
                                      II.F.

"Required Assumption Approval"        means the approval of any insurance
                                      regulatory authority that may be required in connection with the assumption of an Assumed Policy pursuant to Section II.B without a Release of Kemper, including the approval of the Assumption Certificate to be issued by the Assuming Reinsurer to the Policyholder of the Assumed Policy.

"Required Novation Approval"          means the approval of any insurance
                                      regulatory authority that may be required in connection with the assumption of an Assumed Policy pursuant to Section II.B with the Release of Kemper from liability with respect to such Assumed Policy, including the approval of the Assumption
                                      Certificate providing such release.

"Terminated Agent"                    means any agent or producer of Kemper
                                      whose authority to write policies
                                      providing Personal Lines Coverage was
                                      terminated by Kemper on or prior to June
                                      28, 2002.

"Unearned Premium Reserves"           means the unearned premium reserve of
                                      Trinity with respect to the Reinsured
                                      Policies, calculated in accordance with
                                      statutory accounting principles and
                                      practices prescribed or permitted by the Texas Insurance Department.

                                   ARTICLE II
                             ASSUMPTION REINSURANCE

A. At any time after this Agreement has been executed by each of the parties hereto, the Unitrin Companies may provide Kemper with a written notice of assumption (an "Assumption Notice") for all or part of the Ceded Policies. Such Assumption Notice shall state that it is given pursuant to this
     Section II.A and shall identify the Ceded Policies subject to assumption hereunder, which may include Ceded Policies issued or renewed after the date of the notice. Notwithstanding anything herein to the contrary, (1) each Assumed Policy shall be assumed pursuant to the terms and conditions specified by Section II.B on the Assumption Effective Date for such

     Assumed Policy, regardless of whether an Assumption Notice has been delivered for such Assumed Policy; (2) no Ceded Policy shall be assumed prior to the Assumption Effective Date for such Ceded Policy, regardless of whether an Assumption Notice has been delivered for such Ceded Policy pursuant hereto; and (3) no Ceded Policy shall be assumed hereunder if (a) it is not the subject of an Assumption Notice and (b) after becoming aware of the occurrence of an Assumption Event with respect to such Ceded Policy, the Unitrin Companies provide Kemper with a written notice (an "Exclusion Notice") which states that it is given pursuant to this Section II.A and identifies such Ceded Policy as one that is not to be assumed hereunder.

B. As of the Assumption Effective Date with respect to each Ceded Policy that is not the subject of an Exclusion Notice (an "Assumed Policy"), and except as otherwise provided in Section II.F, Kemper hereby assigns all of its rights and delegates all of its duties and obligations with respect to each such Assumed Policy to the Assuming Reinsurer and the Assuming Reinsurer hereby accepts such rights and assumes Kemper's obligations as the Assuming Reinsurer's direct obligations, as if the Assuming Reinsurer were the original issuer of such Assumed Policy. As of the Assumption Effective Date, the Assuming Reinsurer shall be primarily responsible for 100% of the Gross Liability of Kemper in the Assumed Policies. Kemper shall remain secondarily liable under the terms of each Assumed Policy until such time as its liability thereunder shall be released in accordance with the terms of an Assumption Certificate issued to the Policyholder of such Assumed Policy pursuant to Section V.D; provided, however, that Kemper shall remain solely liable at all times for those obligations it retains pursuant to
     Section II.F. Notwithstanding anything else herein to the contrary, in the event that:

          (1) any Policyholder of an Assumed Policy refuses to accept the Assuming Reinsurer as the company responsible for the Assumed Policy;

          (2) a court of competent jurisdiction or insurance regulatory authority rules that the assumption of the Assumed Policy pursuant to this Article II was ineffective;

          (3) the Assuming Reinsurer is unable to obtain any Required Assumption Approval with respect to an Assumed Policy in a form reasonably satisfactory to the Assuming Reinsurer; or

          (4) the Assumption Certificate(s) approved for use in connection with an Assumed Policy are not in a form reasonably satisfactory to the Assuming Reinsurer and the Unitrin Companies provide Kemper with written notice that the Ceded Policies identified in the notice fall within the scope of one or more of clauses (1), (2), (3) and (4) above, then, as of the respective Assumption Effective Date(s) for such Ceded Policies, (a) the assumption reinsurance with respect to such Ceded Policies shall be null and void; (b) the Assuming Reinsurers shall have no liability with respect to such Ceded Policies pursuant to this Article II; and
          (c) Trinity shall continue to reinsure and service such Ceded Policies pursuant to the terms of Article III below, subject to the other terms of this Agreement and the Ancillary Agreements.

C. The Assuming Reinsurer accepts and assumes the Gross Liability in each Assumed Policy that it assumes pursuant to Section II.B subject to all defenses, offsets, cross-actions and counterclaims to which Kemper is entitled with respect to the Assumed Policy or would be entitled with respect thereto except for its release in accordance with the terms of an Assumption Certificate issued to the Policyholder of the Assumed Policy pursuant to Section V.D. It is expressly understood and agreed by the parties hereto that no such defenses, offsets, cross-actions or counterclaims are waived by the execution of this Agreement or the consummation of the transactions contemplated herein, and that on and after the Assumption Effective Date with respect to each Assumed Policy, the Assuming Reinsurer of such Assumed Policy shall be fully entitled to assert all such defenses, offsets, cross-actions and counterclaims and to the benefits thereof as if it were Kemper.

D. The Assuming Reinsurer shall succeed to all rights, privileges and obligations of Kemper under the Assumed Policies that it assumes pursuant to Section II.B, and Kemper hereby irrevocably sells, transfers, conveys, assigns and delivers to the Assuming Reinsurer all such rights and privileges and delegates the performance of such obligations to such Assuming Reinsurer as of the Assumption Effective Date with respect to such Assumed Policies. On and after the applicable Assumption Effective Date, the Policyholder and any other insured under any Assumed Policy shall have the right to file claims under the Assumed Policy directly with the Assuming Reinsurer with respect to such Assumed Policy, and shall have a direct right of action against the

     Assuming Reinsurer therefor. Any payments for benefits under any Assumed Policy by Kemper or by Trinity on behalf of Kemper prior to the applicable Assumption Effective Date shall be deemed to have been made by the Assuming Reinsurer for purposes of determining any maximum benefits payable under such Assumed Policy.

E. Except as expressly provided herein, there are no exclusions from the cession of Assumed Policies under this Agreement. The territorial limits of this Agreement are the same as those of the Assumed Policies. The Assuming Reinsurers acknowledge that there is no reinsurance maintained by Kemper on the Assumed Policies, the benefits of which would inure to any Assuming Reinsurer.

F. Notwithstanding any other provision of this Agreement, the Assuming Reinsurers shall not be responsible for, and do not accept, any liability for membership rights or obligations of Lumbermens Mutual Casualty Company ("Lumbermens") or American Manufacturers Mutual Insurance Company ("American Manufacturers") arising out of their structure as mutual insurance companies. Transfer of the Assumed Policies shall not include any voting rights, rights to a liquidating dividend or other rights incident to the mutual member status of Lumbermens' or American Manufacturers' Policyholders. Lumbermens and American Manufacturers shall remain obligated to their respective Policyholders with respect to any such membership rights.

                                   ARTICLE III
                              INDEMNITY REINSURANCE

A. As of July 1, 2002, Kemper hereby cedes to Trinity, and Trinity hereby accepts and reinsures on an indemnity reinsurance basis a 100% quota share participation in the Gross Liability of Kemper in each Ceded Policy that is not assumed pursuant to Section II.B; provided, however, that such indemnity reinsurance shall automatically terminate and Trinity shall have no further liability under this Article III with respect to such Reinsured Policy as of the Assumption Effective Date for its assumption pursuant to
     Section II.B; and provided, further, that in the event that the assumption of any Ceded Policy is null and void pursuant to the terms and conditions of the last sentence of Section II.B, then such Ceded Policy shall continue to be reinsured by Trinity pursuant to this Section III.A and the other terms of this Agreement. Each Ceded Policy reinsured on an indemnity reinsurance basis pursuant to this Section III.A shall be referred to herein as a "Reinsured Policy."

B. Trinity's liability with respect to the Reinsured Policies shall attach or shall be deemed to attach simultaneously with that of Kemper. Trinity is absolutely and unconditionally bound to follow the fortunes of Kemper with respect to the Reinsured Policies.

C. This Article III provides for indemnity reinsurance solely between Kemper and Trinity, and shall not create any right or legal relations between Trinity and (i) any Policyholder of a Reinsured Policy or (ii) any other person, except as provided in the cut-through provision of Article XVI.

D. Except as expressly provided herein, there are no exclusions from the cession of Reinsured Policies under this Agreement. The territorial limits of this Agreement are the same as those of the Reinsured Policies. Trinity acknowledges that there is no reinsurance maintained by Kemper on the Reinsured Policies, the benefits of which would inure to Trinity.

E. Kemper shall provide Trinity with immediate notice if it is unable to comply with any material provision of an order entered with respect to any Kemper Company pursuant to Section 186.1 of the Illinois Insurance Code or any other corrective, consent or similar order with respect to any Kemper Company entered by the Director of the Illinois Insurance Department or any other regulatory authority.

                                   ARTICLE IV
                              REGULATORY APPROVALS

A. The parties hereto shall cooperate and use their commercially reasonable efforts to promptly obtain all Required Assumption Approvals in connection with all assumption transactions contemplated by Section II.B. The Unitrin Companies shall file the form of one or more of the Assumption Certificates with the insurance regulatory authorities in each state in which an Assuming Insurer assumes Assumed Policies pursuant to Section II.B and shall, in each case, request approval for issuance of a form of Assumption Certificate providing for the Release of Kemper, based on the deemed consent of Policyholders. In the event that the insurance regulatory authorities of a particular state refuse to approve a form of Assumption Certificate providing for such deemed consent, the Unitrin Companies shall request approval for prompt issuance of a form of Assumption Certificate that notifies Policyholders that the Assuming Insurer is primarily liable under the terms of the Assumed Policies and that Kemper remains secondarily liable thereunder.

B. In the event of (i) the refusal by the insurance regulatory authorities of certain states to approve the issuance of Assumption Certificates providing for deemed consent to the Release of Kemper, and (ii) the issuance of Assumption Certificates in any such states that do not provide for the Release of Kemper, the parties hereto shall thereafter cooperate and use their commercially reasonable efforts to obtain all Required Novation Approvals in connection with the assumption transactions in such states. The Unitrin Companies shall file and request approval for the issuance of a second Assumption Certificate in such states that provides for the Release of Kemper on such conditions as applicable state law or state insurance regulatory authorities may require.

C. The parties hereto shall each furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of necessary filings or submissions to any insurance regulatory authority.

D. Notwithstanding any other provision of this Agreement, in the event that the wording of an Assumption Certificate form, as required by a particular state, is not reasonably satisfactory to the Assuming Reinsurers, the Assuming Reinsurers shall have no obligation to issue Assumption Certificates in such state.

E. In the event that Trinity determines in its sole discretion that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") applies to the assumption transaction, the parties shall promptly make the filings required by the HSR Act and promptly comply with any request for additional information made by the Federal Trade Commission or the Department of Justice in connection with such filings and shall use all reasonable efforts to obtain early termination of the applicable waiting period under the HSR Act. Trinity or the Unitrin Companies shall pay all filing fees required in connection with such filings.

                                    ARTICLE V
             UNDERTAKINGS IN CONNECTION WITH ASSUMPTION TRANSACTION

A. On and after the applicable Assumption Effective Date, the Assuming Reinsurer shall assume all responsibility for, and agrees to undertake and perform or cause to be performed by any other party designated by the Assuming Reinsurer, all servicing and administration of each Assumed Policy that it assumes pursuant to Section II.B, including without limitation, the payment of claims under such Assumed Policy and the investigation, adjustment, appraisal, defense or settlement thereof, at the Assuming Reinsurer's sole cost and expense, billing and issuance of endorsements, renewal of policies and such other administrative services as the Assuming Reinsurer, in its sole discretion, deems necessary, appropriate, or lawful in connection with such Assumed Policy, as though such Assumed Policy were originally issued as the direct insurance obligations of the Assuming Reinsurer.

B. On and after the applicable Assumption Effective Date, all premium payments under any Assumed Policy shall be the sole property of the Assuming Reinsurer for such Assumed Policy. The Assuming Reinsurers shall be authorized to endorse for payment all checks, drafts and money orders payable to Kemper with respect to premiums payable on the Assumed Policies. Effective as of the applicable Assumption Effective Date, Kemper hereby irrevocably assigns to the Assuming Reinsurer all of its rights and privileges to draft or debit the accounts of any Policyholders for premiums due under the Assumed Policies pursuant to existing pre-authorized bank draft or electronic fund transfer arrangements between Kemper and such Policyholders.

C. On and after the applicable Assumption Effective Date, each Assuming Reinsurer shall assume Kemper's liability for Producer Payments for premiums collected and received by the Assuming Reinsurer for the Assumed Policies assumed by such Assuming Reinsurer. Each Assuming Reinsurer shall be entitled to exercise all rights of Kemper under the terms of the Producer Agreements to the extent that such rights relate to the Assumed Policies assumed by such Assuming Reinsurer, including without limitation, any rights to suspend or terminate Producer Payments to any Producer for any reason or cause set forth in the Producer Agreement. Effective as of the applicable Assumption Effective Date, Kemper hereby transfers and assigns to each Assuming Reinsurer all of its rights under such Producer Agreements with respect to the Assumed Policies assumed by such Assuming Reinsurer. Each Assuming Reinsurer shall have the right to appoint any Producer as an agent of the Assuming Reinsurer for the purpose of providing services to any of the Policyholders of the Assumed Policies assumed by such Assuming Reinsurer.

D. After the receipt of any Required Assumption Approvals, the Assuming Reinsurers shall issue to each of the Policyholders of the Assumed Policies that they assume pursuant to Section II.B Assumption Certificates in the form approved by the state insurance regulatory authorities of the state in which the risks insured under the particular Assumed Policy are located. In the event that such Assumption Certificate does not provide for the Release of Kemper, the Assuming Reinsurer shall issue to such Policyholder a second Assumption Certificate providing for the Release of Kemper after the receipt of any Required Novation Approvals. The Assuming Reinsurers shall mail the Assumption Certificates issued pursuant to this Section V.D at the Assuming Reinsurers' sole expense to each Policyholder's last known address in the records regarding the Assumed Policies maintained by IFG.

E. Kemper shall forward promptly to the Assuming Reinsurers any notices (including claims notices, services of process or notices of administrative proceedings), copies of all lawsuits, correspondence, communications and inquiries or complaints from Policyholders, insurance departments or their representatives received by Kemper with regard to the Assumed Policies. In the event of any action with regard to an Assumed Policy (other than an action to enforce the rights incident to mutual member status identified in
     Section II.F), the Assuming Reinsurer that assumed that Assumed Policy shall undertake Kemper's defense should Kemper be named as a defendant in such action and satisfy all liabilities arising from such Assumed Policy, including any Extracontractual Obligations but excluding any liabilities retained by Kemper pursuant to Section II.F.

F. Kemper hereby agrees to execute and deliver any and all financing statements reasonably requested by the Assuming Reinsurers to the extent that it may appear appropriate to the Assuming Reinsurers to file such financing statements pursuant to Article 9 of the Uniform Commercial Code in order to reflect their ownership interests in the Assumed Policies and all rights therein, including, but not limited to, all rights to the Net Premiums payable thereunder.

                                   ARTICLE VI
                              DURATION OF AGREEMENT

A.   This Agreement shall commence as of July 1, 2002.

B. This Agreement shall not be subject to termination by any party except as follows:

     (i) By written agreement by and among Kemper, Trinity and the Unitrin Companies on the date indicated by such agreement; or

     (ii) Upon the expiration of all liability on the Ceded Policies and the complete performance by Kemper, Trinity and the Unitrin Companies of all obligations and duties arising under this Agreement.

                                   ARTICLE VII
                               REINSURANCE PREMIUM

A. As premium for the reinsurance of the Reinsured Policies, Kemper shall cede and hereby cedes to Trinity 100% of the Net Premiums received or to be received on the Reinsured Policies. Trinity shall be entitled to all subrogation, salvage and other recoveries and all premiums collected on the Ceded Policies hereunder, whenever realized.

B. Upon the Assumption Effective Date with respect to any Assumed Policy, all assets of Trinity supporting any Unearned Premium Reserves and Loss Reserves maintained by Trinity with respect to such Assumed Policy shall be and become the sole and exclusive property of the Assuming Reinsurer for such Assumed Policy. No consideration other than the assignment of rights and privileges pursuant to Articles II and V shall be due from Kemper upon the assumption of any Assumed Policy pursuant to Section II.B.

C. Kemper shall promptly endorse and remit to Trinity any Net Premiums received by Kemper on the Ceded Policies along with any information received by Kemper that identifies such Net Premiums to particular Ceded Policies. Trinity shall remit to the Assuming Reinsurers any portion of such payments from Kemper that is allocable to the Assumed Policies. All Net Premiums on the Ceded Policies shall be the sole property of Trinity and the Assuming Reinsurers, and any such Net Premiums that are received by Kemper shall be held for the sole benefit of Trinity and the Assuming Reinsurers, subject to the terms of this Agreement.

                                  ARTICLE VIII
                   CEDING COMMISSION AND EXPENSE REIMBURSEMENT

A. In lieu of the payment of ceding commissions hereunder, Trinity or the Assuming Reinsurers shall pay the commissions payable pursuant to the Policy Conversion Agreement except that Assumed Policies shall be deemed to be included within the meaning of "Renewal Rights Policies" as defined in, and for purposes of, the Policy Conversion Agreement.

B. Trinity and the Assuming Reinsurers shall promptly reimburse Kemper for one hundred percent (100%) of the following costs incurred by Kemper for the Ceded Policies: (1) all premium taxes and policy fees, if any, on the Ceded Policies; and (2) all fees and assessments or increases thereof levied against Kemper by any state insurance guaranty or insolvency pool, guaranty fund, assigned risk plan, board or bureau, joint underwriting association, FAIR plan or similar plans on the Ceded Policies or by reason of Kemper's increased premium base due to the issuance of the Ceded Policies.

C. Kemper shall promptly return or forward to Trinity any amount of premium taxes and policy fees, if any, or other fees and assessments by any state insurance guaranty or insolvency pool, guaranty fund, assigned risk plan, board or bureau, joint underwriting association, FAIR plan or similar plans refunded or credited to Kemper for Ceded Policies and shall provide Trinity with any information received by Kemper that identifies these refunds or credits to particular Ceded Policies. Trinity shall remit to the Assuming Reinsurers any portion of such refunds or credits that is allocable to the Assumed Policies.

                                   ARTICLE IX
                             CREDIT FOR REINSURANCE

A. For purposes of this Article IX, each of the following events shall constitute a "Triggering Event:"

         (i)      a Change of Control;

         (ii)     an Insolvency Event;

         (iii) Trinity ceasing to be a licensed, authorized and admitted insurance company in the State of Illinois; and

         (iv) aggregate Net Premiums on the Reinsured Policies for any twelve (12) month period ending on the following anniversary dates of July 1, 2002 exceeding the corresponding annual limits at any time during such period:

                      1st Anniversary           $800,000,000
                      2nd Anniversary           $700,000,000
                      3rd Anniversary           $500,000,000
                      4th Anniversary           $300,000,000

B. Upon the occurrence of any Triggering Event, Trinity does hereby immediately grant a security interest in favor of Kemper equal to 102% of the sum of the Unearned Premium Reserves and Loss Reserves with respect to the business ceded to Trinity. The foregoing security interest shall be automatically extinguished whenever Trinity provides Kemper with the Security Facility (as defined below), and Kemper shall promptly provide Trinity with any documentation evidencing the extinguishment of such security interest as Trinity may reasonably require. As soon as reasonably practicable, but in no event later than (a) thirty
     (30) days after the occurrence of a Triggering Event in IX.A(i), IX.A(iii) or IX.A(iv), or (b) two (2) business days after the occurrence of a Triggering Event in Section IX.A(ii), Trinity shall establish and maintain in favor of Kemper a reinsurance security trust arrangement or unconditional evergreen letter of credit issued by a "qualified United States financial institution" (as such term is defined under Section 173.1(3)(A) of the Illinois Insurance Code) or any combination thereof (a "Security Facility") as chosen by Trinity in its discretion.

C. Any Security Facility established for a Triggering Event in IX.A(iii) shall satisfy the requirements necessary for Kemper to take credit for reinsurance in Illinois for the reinsurance provided by Trinity hereunder, notwithstanding any other provisions of this Article IX. Any Security Facility for a Triggering Event in Section IX.A(i), IX.A(ii) or IX.A(iv) shall be established in accordance with the requirements for such Security Facility set forth in Section 173.1(2) of the Illinois Insurance Code and the regulations promulgated thereunder; provided, however, that in the event of a conflict between the provisions of such statute and regulations and the provisions of this Article IX, the provisions of this Article IX shall control.

D. Kemper may withdraw funds maintained in any Security Facility, without diminution, limitation or restriction, only in amounts necessary to satisfy Trinity's payment obligations under this Agreement as and when they become due; provided, however, no such withdrawals shall be permitted unless and until Trinity is in material breach of its payment obligations under this Agreement. A Triggering Event shall not constitute a breach under this Agreement.

E. The Security Facility shall be established in an amount equal to 102% of the sum of the following amounts calculated at the time of the Triggering
     Event: (i) Unearned Premium Reserves and (ii) Loss Reserves (collectively, the "Reinsurance Obligations"). For purposes of this Article IX, the amount of funds in the Security Facility shall be determined as: (a) the face amount of any letter of credit less prior draws on such letter of credit (if any), and (b) the aggregate fair market value of all assets held in any trust account. The amount of funds maintained in the Security Facility shall be adjusted on a quarterly basis to an amount at least equal to 102% of the Reinsurance Obligations calculated as of the close of the immediately preceding calendar quarter (the "Minimum Security Balance"), and Trinity may remove amounts from the Security Facility to the extent that such adjustments show that the amount in the Security Facility, exceeds the Minimum Security Balance. Such adjustments shall be made not later than forty-five (45) days following the close of each calendar quarter.

F. Notwithstanding any occurrence of multiple Triggering Events, nothing herein shall require Trinity to establish or maintain more than one Security Facility, provided, however, that in the event of an occurrence of a Triggering Event in IX.A(iii), Trinity shall establish a separate Security Facility for each Kemper ceding company and the Reinsurance Obligations and Required Minimum Balance shall be computed separately for each such Security Facility on the basis of the Reinsured Policies issued by the Kemper ceding company for which the Security Facility is established. Nothing herein shall require Trinity to maintain a Security Facility in an amount in excess of 102% of the Minimum Security Balance with respect to such Security Facility.

G.   With respect to the occurrence of a Triggering Event specified under any of
     Section IX.A(i), IX.A(ii) or IX.A(iv), Trinity shall maintain the Security Facility until the termination, cancellation or expiration of all of Trinity's obligations under this Agreement.

H.   With respect to the occurrence of a Triggering Event specified under
     Section IX.A(iii), Trinity shall maintain the Security Facility until such time as Trinity regains its status as a licensed, authorized and admitted insurance company in the State of Illinois.

I. Trinity shall promptly provide Kemper with written notice following the occurrence of a Triggering Event. In the event that Trinity is no longer required to maintain a Security Facility pursuant to Section IX.G or H, Kemper shall promptly take such all steps as shall be necessary to effect the release to Trinity of any remaining amount in the Security Facility.

J. Trinity shall bear all costs and expenses necessary for the establishment and maintenance of any Security Facility.

K. During the term of this Agreement, Trinity shall maintain catastrophe reinsurance covering the Reinsured Policies with a reinsurer having an AM Best rating of A- or better, with an attachment point no higher than twenty million dollars ($20,000,000) per occurrence and a limit of no less than the one in two hundred and fifty(250) year exceeding probability loss for all material perils combined, as determined by the RMS catastrophe model or equivalent model.

                                    ARTICLE X
                      ADMINISTRATION OF REINSURED POLICIES

A. Subject to and in compliance with the additional terms and conditions of the Service Schedule attached hereto, Trinity shall be responsible for the administration of all aspects of the Reinsured Policies ceded pursuant to
     Article III, including, but not limited to, handling of all regulatory policy filings; underwriting, accepting risks and issuing the Reinsured Policies; billing and collecting all premiums; paying all agents' and brokers' commissions; defending, adjusting, settling and paying all claims arising under the Reinsured Policies; reporting to Kemper, and compiling statistical data necessary for Kemper to comply with all financial reporting and regulatory reporting requirements. Trinity may assign all or any part of its administrative duties contemplated by this Agreement to any one or more of its affiliates with the written consent of Kemper, which consent shall not be unreasonably withheld; provided, however, Trinity may assign all or any part of its administrative duties contemplated by this Agreement to any of the Unitrin Companies without obtaining the consent of Kemper.

B. Kemper shall forward promptly to Trinity any notices (including claims notices, services of process or notices of administrative proceedings), copies of all lawsuits, correspondence, communications and inquiries or complaints from Policyholders, insurance departments or their representatives received by Kemper with regard to the Reinsured Policies. Trinity shall assume the defense of Kemper in any actions with regard to the Reinsured Policies.

C. Kemper does hereby appoint and name Trinity, acting through its authorized officers and employees, as Kemper's exclusive administrator of the Reinsured Policies and as its lawful attorney in fact with respect to the rights, duties, privileges and obligations of Kemper relating to the Reinsured Policies, (i) to do any and all lawful acts that Kemper might have done with respect to the Reinsured Policies, and (ii) to proceed by all lawful means (A) to perform any and all of Kemper's obligations under the Reinsured Policies, (B) to enforce any right and defend against any liability arising under the Reinsured Policies, (C) to sue or defend (in the name of Kemper, when necessary) any action arising under the Reinsured Policies, (D) to collect any and all sums due or payable to Kemper under the Reinsured Policies and to quit and release for same, (E) to collect any and all premiums due or payable under the Reinsured Policies through any automatic charge authorizations or otherwise of persons who own or hold Reinsured Policies, (F) to sign (in Kemper's name, when necessary) vouchers, receipts, releases and other papers in connection with any of the foregoing matters, (G) to take actions necessary, as may be reasonably determined, to maintain the Reinsured Policies in compliance with applicable laws, (H) to request rate changes for the Reinsured Policies and make required filings of Reinsured Policy forms, and (J) to do everything lawful in connection with the satisfaction of Trinity's obligations and the exercise of its rights under this Agreement. In the absence of any agreement signed by the parties hereto, this appointment may not be revoked, terminated, limited or modified by Kemper. If requested by Trinity, Kemper shall execute and deliver to Trinity a power of attorney certificate in substantially the form as provided hereinabove as evidence of such power.

D. Trinity hereby accepts appointment as Kemper's exclusive administrator of the Reinsured Policies and as Kemper's lawful attorney in fact with respect to the rights, duties and privileges of Kemper relating to the Reinsured Policies and agrees to administer the Reinsured Policies pursuant to the terms and conditions of this Agreement.

E. Notwithstanding anything contained herein, Kemper shall be responsible for filing all financial reports, including but not limited to premium tax returns and financial statements related to the Reinsured Policies, and any other action that cannot be delegated by law.

                                   ARTICLE XI
                                     REPORTS

Trinity and the Assuming Reinsurers shall furnish Kemper such information and details in a format and timeframe reasonably necessary for Kemper to prepare its financial statements and to comply with the requirements of the regulatory authorities having jurisdiction over Kemper.

                                   ARTICLE XII
                             RECORDS AND INSPECTION

During the term of this Agreement, the records pertaining to the Reinsured Policies, including claims arising under the Reinsured Policies, shall be deemed to be jointly owned records of Kemper and Trinity, and shall be made available to Kemper and Trinity and their respective representatives or any duly appointed examiner for any state within the United States. The records pertaining to the Assumed Policies, including claims arising under the Assumed Policies, shall be the sole property of the Assuming Reinsurers, and shall be made available to Kemper and Trinity and their respective representatives or any duly appointed examiner for any state within the United States. Each party shall have the right at any reasonable time during normal business hours and at its own cost to inspect, through its duly authorized representatives, and make copies of all books, records, and papers pertaining to any matter under this Agreement or any claims or losses incurred under the Ceded Policies.

                                  ARTICLE XIII
                                 INDEMNIFICATION

A. Trinity shall indemnify, defend and hold harmless Kemper (and its directors, officers, employees, representatives, affiliates, successors and permitted assigns) (the "Kemper Indemnitees") from and against all actions, claims, losses, liabilities, damages, deficiencies, costs, expenses, (including reasonable fees and expenses of attorneys), interest and penalties (collectively, referred to hereinafter as "Losses") asserted against, imposed upon or incurred by such Kemper Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of any covenant or agreement made or to be performed by Trinity pursuant to this Agreement, (b) violation of any law, rule or regulation by Trinity, (c) the payment of or failure to pay any liabilities reinsured by Trinity hereunder, (d) any negligent or intentional actions, omissions or failure to act by Trinity in connection with the Reinsured Policies, (e) any fraud, theft or embezzlement by officers, employees or agents of Trinity during the term of this Agreement,
     (f) any Extracontractual Obligations with respect to the Reinsured Policies not otherwise reinsurable under Article III, and (g) the reasonable costs to Kemper Indemnitees of enforcing this indemnity against Trinity.

B. The Assuming Reinsurer shall indemnify, defend and hold harmless the Kemper Indemnitees from and against all Losses asserted against, imposed upon or incurred by such Kemper Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following: (a) any breach of any covenant or agreement made or to be performed by such Assuming Reinsurer pursuant to this Agreement, (b) violation of any law, rule or regulation by such Assuming Reinsurer, (c) the payment of or failure to pay any liabilities assumed by such Assuming Reinsurer hereunder, (d) any negligent or intentional actions, omissions or failure to act by such Assuming Reinsurer in connection with the Assumed Policies it has assumed hereunder,
     (e) any fraud, theft or embezzlement by officers, employees or agents of such Assuming Reinsurer during the term of this Agreement, (f) any Extracontractual Obligations with respect to the Assumed Policies assumed by such Assuming Reinsurer not otherwise reinsurable under Article II, and
     (g) the reasonable costs to Kemper Indemnitees of enforcing this indemnity against such Assuming Reinsurer.

C. Kemper shall indemnify, defend and hold harmless Trinity and the Unitrin Companies (and their respective directors, officers, employees, representatives, affiliates, successors and permitted assigns) (the "Trinity Indemnitees") from and against all Losses asserted against, imposed upon or incurred by such Trinity Indemnitees resulting from, arising out of, based upon or otherwise in respect of any of the following:
     (a) any breach of any covenant or agreement made or to be performed by Kemper pursuant to this Agreement, (b) violation of any law, rule or regulation by Kemper, (c) any negligent or intentional actions, omissions or failure to act by Kemper in connection with the Ceded Policies, (d) any fraud, theft or embezzlement by officers, employees or agents of Kemper during the term of this Agreement, and (e) the reasonable costs to Trinity Indemnitees of enforcing this indemnity against Kemper.

D. If an event occurs which a party asserts is an indemnifiable event hereunder, the party seeking indemnification shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the party seeking indemnification will give the Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding, provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. If any such action is brought against any party seeking indemnification and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof, with counsel reasonably satisfactory to the party seeking indemnification. After notice from the Indemnifying Party to the party seeking indemnification of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification for any legal expenses of other counsel or any other expenses subsequently incurred by such party in connection with the defense thereof, and the party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. In no event shall an Indemnifying Party be liable for any settlement effected without its consent, which consent will not be unreasonably withheld.

E. For purposes of this Agreement, the persons providing the services required to be performed hereunder by Trinity shall be considered Trinity employees.

F.   No party shall assert a claim for indemnification for a Loss under this
     Article XIII to the extent it has or is asserting a claim for indemnification of such Loss under the indemnification provisions of any of the Ancillary Agreements.

                                   ARTICLE XIV
                                   COOPERATION

The parties agree to cooperate fully with each other with respect to claims or other disputes arising out of or in connection with the Ceded Policies, including, but not limited to, making their respective employees available to testify in court or elsewhere, and providing relevant information to regulatory authorities. Kemper shall be reimbursed for its necessary out-of-pocket expenses incurred in connection with the performance of services contemplated by this Article.

                                   ARTICLE XV
                                  OFFSET CLAUSE

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other party hereto under this Agreement; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming insurer or as ceding insurer or otherwise, in which each party acted under this Agreement.

                                   ARTICLE XVI
                                   INSOLVENCY

In the event of the insolvency and the appointment of a conservator, liquidator, receiver or statutory successor, of Kemper, Trinity shall pay directly to the Policyholders (or their mortgagees or loss payees, as their interests may appear) under the Reinsured Policies, without diminution on account of Kemper being placed in conservation, liquidation, receivership or similar proceedings, all amounts due and unpaid in respect of the Gross Liability of Kemper in the Reinsured Policies, and such Policyholders (or mortgagees or loss payees) shall be entitled to enforce their rights under the Reinsured Policies in respect of such Gross Liability directly against Trinity without first seeking recourse against Kemper. Such Policyholders (or mortgagees or loss payees) shall, for purposes of this cut-through provision, constitute third-party beneficiaries of the Agreement, and all claims against Trinity with respect to the Gross Liability reinsured by Trinity under this Agreement shall be deemed to be or to have been made on and for such persons' behalf. Any amount paid pursuant to this cut-through provision directly to such persons under a Reinsured Policy shall reduce (by the amount of such payment) both the liability of Trinity to Kemper under this Agreement and the liability of Kemper under the appropriate Reinsured Policy.

                                  ARTICLE XVII
                              ERRORS AND OMISSIONS

Inadvertent delays, errors, or omissions made in connection with this Agreement or any transactions hereunder, whether in respect to cessions, or claims, or otherwise, shall not invalidate this Agreement and shall not relieve either party from any liability under this Agreement which would have attached had such delay, error, or omission not occurred, provided always that such error or omission be rectified as soon as possible after discovery.

                                  ARTICLE XVIII
                                   ARBITRATION

A. Any dispute arising out of this Agreement shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in Chicago, Illinois, unless otherwise agreed. The laws of the State of Illinois shall govern the interpretation and application of this Agreement and the enforcement of the arbitration award.

B. The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, other than the parties or their affiliates. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within twenty
     (20) days after being requested to do so by the claimant, the latter shall also appoint the second arbitrator within ten (10) days after the expiration of the twenty (20) days for respondent to appoint its arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire at the end of twenty (20) days following the last date of the appointment of the arbitrators, each of them shall name three candidates within ten (10) days, of whom the other shall decline two within ten (10) days after the three are named and the decision shall be made of the remaining two by drawing lots within five (5) days after the last declination of a candidate.

C. The claimant shall submit its initial statement within twenty (20) days from appointment of the umpire. The respondent shall submit its statement within twenty (20) days after receipt of the claimant's statement, and the claimant may submit a reply statement within ten (10) days after receipt of the respondent's statement. No other statement shall be submitted by either party.

D. The board shall consider this Agreement an honorable engagement rather than merely a legal obligation and shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall have injunctive powers, including but not limited to the power to cause a party to deposit any monies in dispute into an interest-bearing escrow account. The board shall issue its decision in writing upon evidence introduced at a hearing or by other means of submitting evidence in which strict rules of evidence need not be followed, but in which cross examination and rebuttal shall be allowed if requested. Any hearing shall commence within thirty (30) days of claimant's reply statement, or of respondent's statement if claimant does not submit a reply statement. The board shall make its decision within forty-five (45) days following the termination of the hearing unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. As soon as practical after the board renders an award, judgment shall be entered upon the award of the board in any court having jurisdiction thereof. Post-award interest shall accrue on any award from the time the board renders the award until the award is paid in full. The amount of post-award interest shall be the amount specified under Illinois law. The board shall have the authority to award pre-award interest, attorneys' fees and any interim relief the board may deem appropriate, but shall have no authority to award punitive damages.

E. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

F. In the event of subsequent actions or proceedings to enforce any rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees.

G. For purposes of this Article, all Kemper Companies that are parties to this Agreement shall be considered as one party and Trinity and all Unitrin Companies that are parties to this Agreement shall be considered as the other party.

                                   ARTICLE XIX
                                     NOTICES

A. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed effective upon actual delivery. In each case, notice shall be directed to the following address:

                   1. if to Kemper to:

                      Kemper Insurance Companies
                      One Kemper Drive
                      Long Grove, IL 60049
                      Attn.: General Counsel

                   2. if to Trinity or the Unitrin Companies to:

                      Trinity Universal Insurance Company
                      c/o Kemper Auto and Home Group
                      5220 Belfort Rd.
                      Suite 200
                      Jacksonville, FL 32256
                      Attention: President

                      with a copy to:

                      Unitrin Services Company
                      One E. Wacker Drive
                      Chicago, IL 60601
                      Attention: Secretary

B. By notice given in accordance with this Article to the other party, any party may designate another address or person for receipt of notice hereunder.

                                   ARTICLE XX
                                  MISCELLANEOUS

A. This Agreement, together with the Policy Conversion Agreement and the Asset Purchase Agreement, constitute the entire contract between the parties and there are no other understandings between them with respect to the subject matter of this Agreement other than as is expressed herein or in a duly executed addendum. Any changes or modifications to this Agreement shall be null and void unless made by a signed addendum hereto.

B.   This Agreement shall be governed by the laws of the State of Illinois.

C. This Agreement may be executed in multiple counterparts, each of which shall be an original.

D. This Agreement shall inure to the benefit of the parties and be binding upon their successors and assigns.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their respective corporate officers on the 6th day of June, 2003.

LUMBERMENS MUTUAL CASUALTY COMPANY


BY:___________________________________________

TITLE:___________________________________


AMERICAN MOTORISTS INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________


AMERICAN MANUFACTURERS MUTUAL INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________


AMERICAN PROTECTION INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________


KEMPER LLOYDS INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________


UNITRIN ADVANTAGE INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________

UNITRIN AUTO AND HOME INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________


UNITRIN PREFERRED INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________


KEMPER INDEPENDENCE INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________


TRINITY LLOYD'S INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________


TRINITY UNIVERSAL INSURANCE COMPANY


BY:___________________________________________

TITLE:___________________________________

                                Service Schedule

         Trinity shall administer the Reinsured Policies in accordance with this Schedule.

         A. Marketing. Trinity shall have the authority to appoint producers on behalf of Kemper for the production of new insurance business, to develop marketing plans and advertising material, to negotiate commission levels and other terms and conditions of producer contracts and administer the operation of Kemper marketing programs. Trinity shall provide policy owner servicing for Reinsured Policies on behalf of Kemper.

         B. Underwriting Authority. Trinity shall have authority to issue, amend by endorsement and cancel contracts of insurance; to accept and decline risks with full underwriting authority; to collect premiums; to reject, adjust, compromise and pay losses; to pay for surveys; and generally to do everything necessary for the administration of the insurance business conducted pursuant to the Agreement.

         C. Losses, Claim Expenses, Attorney Appointments and Loss Reporting.

                    1. Trinity shall on behalf of Kemper and in satisfaction of Trinity's obligations as reinsurer receive, supervise the adjustment of, settle and compromise and pay all claims for losses under the Reinsured Policies, and shall pay all survey, investigating, legal and other costs thereof. Trinity shall pay in the name of Kemper losses and claims expenses out of funds held by Trinity. Kemper shall have full access to Trinity's claim files and other claims records.

                    2. Trinity shall on behalf of Kemper (and at Trinity's expense) appoint claims, defense and loss control attorneys.

                    3. Trinity shall report all losses to Kemper and any third party reinsurers.

         D. Other Duties of Trinity. Trinity agrees to perform the following additional services:

                    1. Underwrite each risk, and issue and service the insurance contract therefor; handle and pay accounts in connection therewith.

                    2.     Collect premiums on all Reinsured Policies.

                    3. Credit to Kemper amounts due within 30 days after the close of the quarter in which the business was written and accounted for.

                    4. Keep all necessary records for the period of time required by applicable laws after the termination of this Agreement to account for transactions, which records shall be open for inspection at all times by Kemper.

                    5. Provide all data processing and accounting services as necessary to service the Reinsured Policies.

                    6.     Cancel Reinsured Policies for nonpayment of premiums.

                    7. In all respects see that the operations hereunder conducted by Trinity are in material compliance with applicable laws and regulations.

                    8.     Issue statements to Kemper as follows:

                               (a) No later than 30 days after the close of each calendar quarter a statement of accounts shall be given to Kemper in such form and in such detail as may reasonably be required by Kemper, and the balance due as shown in such statement shall be remitted not later than 45 days after the close of the quarter. Accounts shall be rendered and all payments made in United States currency.

                               (b) Trinity shall also furnish Kemper as soon as practicable after the end of each calendar quarter, statements reflecting all necessary figures for any statement, annual report or otherwise, required by insurance departments or other authorities.

         E. Expenses. All expenses incurred in connection with the servicing of the Reinsured Policies shall be borne exclusively by Trinity. Trinity acknowledges that its sole and exclusive compensation for the administration, servicing and handling of the Reinsured Policies is the Net Premiums on the Reinsured Policies.

                                    EXHIBIT A

Eligible Assuming Reinsurers for Particular Assumed Policies

-------------------------------------------------------------------------------
State                           Kemper Company*           Assuming Reinsurer**
-----                           --------------            ------------------
-------------------------------------------------------------------------------
California                      AMM                       KIC
----------
-------------------------------------------------------------------------------
                                AMPICO                    UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Colorado                        AMICO                     UAH
--------
-------------------------------------------------------------------------------
                                AMM                       UAH
-------------------------------------------------------------------------------
                                AMPICO                    UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Connecticut                     AMICO                     KIC
-----------
-------------------------------------------------------------------------------
                                AMPICO                    KIC
-------------------------------------------------------------------------------
                                AMM                       UPIC
-------------------------------------------------------------------------------
                                LMC                       UPIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
District of Columbia            AMICO                     UAH
--------------------
-------------------------------------------------------------------------------
                                LMC                       UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Florida                         AMM                       UAH
-------
-------------------------------------------------------------------------------
                                AMICO                     UAH
-------------------------------------------------------------------------------
                                AMPICO                    UAH
-------------------------------------------------------------------------------
                                LMC                       KIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Georgia                         AMM                       UAH
-------
-------------------------------------------------------------------------------
                                LMC                       UAH
-------------------------------------------------------------------------------
                                AMPICO                    UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Indiana                         AMM                       KIC
-------
-------------------------------------------------------------------------------
                                AMPICO                    UPIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Illinois                        AMM                       UAH
--------
-------------------------------------------------------------------------------
                                AMPICO                    UPIC
-------------------------------------------------------------------------------
                                LMC                       KIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Kansas                          AMICO                     KIC
------
-------------------------------------------------------------------------------
                                AMM                       KIC
-------------------------------------------------------------------------------
                                AMPICO                    KIC
-------------------------------------------------------------------------------
                                LMC                       KIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

---------------------
* This column identifies the Kemper Companies writing Ceded Policies in the states specified. Such Kemper Companies include Lumbermens Mutual Casualty Company ("LMC"), American Motorists Insurance Company ("AMICO"), American Manufacturers Mutual Insurance Company ("AMM"), American Protection Insurance Company ("AMPICO"), and Kemper Lloyd's Insurance Company ("KLIC").

** This column identifies the Assuming Reinsurers eligible to assume the Ceded Policies written by the corresponding Kemper Companies in the states specified. Such Assuming Reinsurers include Unitrin Auto and Home Insurance Company ("UAH"), Unitrin Preferred Insurance Company ("UPIC"), Kemper Independence Insurance Company ("KIC"), and Trinity Lloyd's Insurance Company ("TLIC").

-------------------------------------------------------------------------------
State                        Kemper Company*            Assuming Reinsurer**
-----                        --------------             ------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Kentucky                     AMICO                      UAH
--------
-------------------------------------------------------------------------------
                             AMM                        UPIC
-------------------------------------------------------------------------------
                             AMPICO                     UAH
-------------------------------------------------------------------------------
                             LMC                        UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Louisiana                    AMM                        UPIC
---------
-------------------------------------------------------------------------------
                             AMPICO                     UAH
-------------------------------------------------------------------------------
                             LMC                        UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Maine                        AMICO                      KIC
-----
-------------------------------------------------------------------------------
                             AMM                        KIC
-------------------------------------------------------------------------------
                             AMPICO                     KIC
-------------------------------------------------------------------------------
                             LMC                        KIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Maryland                     AMICO                      KIC
--------
-------------------------------------------------------------------------------
                             AMM                        KIC
-------------------------------------------------------------------------------
                             AMPICO                     KIC
-------------------------------------------------------------------------------
                             LMC                        UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Minnesota                    AMICO                      UAH
---------
-------------------------------------------------------------------------------
                             AMM                        UAH
-------------------------------------------------------------------------------
                             AMPICO                     KIC
-------------------------------------------------------------------------------
                             LMC                        UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Mississippi                  AMICO                      UAH
-----------
-------------------------------------------------------------------------------
                             AMM                        UAH
-------------------------------------------------------------------------------
                             AMPICO                     UAH
-------------------------------------------------------------------------------
                             LMC                        UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Missouri                     AMICO                      KIC
--------
-------------------------------------------------------------------------------
                             AMPICO                     KIC
-------------------------------------------------------------------------------
                             AMM                        UPIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
New Hampshire                AMM                        UPIC
-------------
-------------------------------------------------------------------------------
                             LMC                        UPIC
-------------------------------------------------------------------------------
                             AMPICO                     KIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
New Mexico                   AMICO                      UAH
----------
-------------------------------------------------------------------------------
                             AMM                        UAH
-------------------------------------------------------------------------------
                             AMPICO                     KIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
New York                     AMPICO                     UAH
--------

-------------------------------------------------------------------------------
                             LMC                        UAH
-------------------------------------------------------------------------------
                             AMM                        UPIC
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
North Carolina               AMICO                      UAH
--------------
-------------------------------------------------------------------------------
                             AMM                        UAH
-------------------------------------------------------------------------------
                             AMPICO                     UAH
-------------------------------------------------------------------------------
                             LMC                        UAH
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Ohio                         AMICO                      UAH
----
-------------------------------------------------------------------------------
                             AMM                        KIC
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
State                          Kemper Company*             Assuming Reinsurer**
-----                          ---------------             --------------------
------------------------------------------------------------------------------------------
                               LMC                         KIC
------------------------------------------------------------------------------------------
                               AMPICO                      UPIC
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Oregon                         AMM                         KIC
------
------------------------------------------------------------------------------------------
                               LMC                         KIC
------------------------------------------------------------------------------------------
                               AMPICO                      UAH
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Pennsylvania                   AMICO                       UAH
------------
------------------------------------------------------------------------------------------
                               AMM                         UAH
------------------------------------------------------------------------------------------
                               AMPICO                      UAH
------------------------------------------------------------------------------------------
                               LMC                         UAH
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
South Carolina                 AMM                         UPIC
--------------
------------------------------------------------------------------------------------------
                               AMPICO                      UAH
------------------------------------------------------------------------------------------
                               LMC                         UAH
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Tennessee                      AMICO                       UAH
---------
------------------------------------------------------------------------------------------
                               AMM                         UAH
------------------------------------------------------------------------------------------
                               AMPICO                      UAH
------------------------------------------------------------------------------------------
                               LMC                         UAH
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

Texas                          AMICO                       KIC
-----
------------------------------------------------------------------------------------------
                               AMM                         UAH
------------------------------------------------------------------------------------------
                               AMPICO                      UPIC
------------------------------------------------------------------------------------------
                               KLIC                        TLIC
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

Vermont                        AMICO                       KIC
-------
------------------------------------------------------------------------------------------
                               AMM                         KIC
------------------------------------------------------------------------------------------
                               AMPICO                      KIC
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Virginia                       LMC                         KIC
--------
------------------------------------------------------------------------------------------
                               AMM                         KIC
------------------------------------------------------------------------------------------
                               AMICO                       UAH
------------------------------------------------------------------------------------------
                               AMPICO                      UAH
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Washington                     AMICO                       UAH
----------
------------------------------------------------------------------------------------------
                               AMM                         UAH
------------------------------------------------------------------------------------------
                               AMPICO                      UAH
------------------------------------------------------------------------------------------
                               LMC                         UAH
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Wisconsin                      AMM                         KIC
---------
------------------------------------------------------------------------------------------
                               LMC                         KIC
------------------------------------------------------------------------------------------
                               AMPICO                      UPIC
------------------------------------------------------------------------------------------

                                    EXHIBIT B
                         FORMS OF ASSUMPTION CERTIFICATE

                                    [Form 1]

                            [Name of Unitrin Insurer]

                                    [Address]


                            CERTIFICATE OF ASSUMPTION

This certifies that, except as provided in the EXCEPTION(S) below, [name of Unitrin insurer] assumes all liabilities under the Policy to which this Certificate is attached, which was originally issued by [name of Kemper insurer]. [Name of Kemper insurer] has been placed into [conservation/ rehabilitation/liquidation] proceedings by order of the ___________ Court entered __________________. Except as provided in the EXCEPTION(S) below, [name of Unitrin insurer] will pay all benefits and claims under the Policy in strict accordance with its terms.

EXCEPTION: If the Policy was issued prior to July 1, 2002, [name of Unitrin insurer] does not assume any liability for, and will not pay, any benefits, claims or other obligations incurred prior to the first date on which the Policy was renewed on or after July 1, 2002. [Name of Kemper insurer] retains responsibility for the payment of all such benefits, claims and other obligations.

[Use only for policies issued by mutual insurer.] EXCEPTION: Regardless of the date on which the Policy was issued, [name of Unitrin insurer] does not assume any liability or responsibility for any voting rights, rights to a liquidating distribution or demutualization benefits or any other rights incident to mutual membership of any policyholders of [name of Kemper insurer]. Moreover, as a result of the assumption, you will no longer be a policyholder of [name of Kemper insurer] and will no longer retain any membership interest in [name of Kemper insurer].

RELEASE: As a consequence of its assumption transaction with [name of Unitrin insurer], [name of Kemper insurer] is released of all obligations to you other than the obligations expressly retained by [name of Kemper insurer] pursuant to the terms of this Certificate and any obligations it may have in connection with your terminated membership interest in [name of Kemper insurer]. [Use final phrase of preceding sentence ("and any obligations....") only for policies issued by mutual insurer.]

All premiums payable under the Policy, all claims assumed by [name of Unitrin insurer] pursuant to this Certificate and all correspondence (other than correspondence related to claims not assumed by [name of Unitrin insurer]) should be delivered to Kemper Auto and Home Group, 5220 Belfort Road, Suite 200, Jacksonville, FL 32256. All claims not assumed by [name of Unitrin insurer] and correspondence relating to such claims should be delivered to _________________.

This Certificate of Assumption is part of and should be attached to your Policy. The effective date of this Certificate is _________________.

IN WITNESS WHEREOF, [name of Unitrin insurer] has issued this Certificate.


[Add Signatures]

                                    [Form 2]

                            [Name of Unitrin Insurer]

                                    [Address]


                            CERTIFICATE OF ASSUMPTION

This certifies that, except as provided in the EXCEPTION(S) below, [name of Unitrin insurer] assumes all liabilities under the Policy to which this Certificate is attached, which was originally issued by [name of Kemper insurer]. If you fail to object to this assumption in writing by __________, (1) you will be deemed to have accepted [name of Unitrin insurer] as your insurer and to have released [name of Kemper insurer] to the extent provided in the RELEASE below and (2) except as provided in the EXCEPTION(S) below, [name of Unitrin insurer] will pay all benefits and claims under the Policy in strict accordance with its terms.

EXCEPTION: If the Policy was issued prior to July 1, 2002, [name of Unitrin insurer] does not assume any liability for, and will not pay, any benefits, claims or other obligations incurred prior to the date on which the Policy was first renewed on or after July 1, 2002. [Name of Kemper insurer] retains responsibility for the payment of all such benefits, claims and other obligations.

[Use only for policies issued by mutual insurer.] EXCEPTION: Regardless of the date on which the Policy was issued, [name of Unitrin insurer] does not assume any liability or responsibility for any voting rights, rights to a liquidating distribution or demutualization benefits or any other rights incident to mutual membership of any policyholders of [name of Kemper insurer]. Moreover, as a result of the assumption, you will no longer be a policyholder of [name of Kemper insurer] and will no longer retain any membership interest in [name of Kemper insurer].

RELEASE: As a consequence of its assumption transaction with [name of Unitrin insurer], [name of Kemper insurer] is released of all obligations to you other than the obligations expressly retained by [name of Kemper insurer] pursuant to the terms of this Certificate and any obligations it may have in connection with your terminated membership interest in [name of Kemper insurer]. [Use final phrase of preceding sentence ("and any obligations") only for policies issued by mutual insurer.]

Any objection to this assumption must be delivered in writing to Kemper Auto and Home Group, 5220 Belfort Road, Suite 200, Jacksonville, FL 32256 no later than ________. In the event that you object to the assumption in the manner provided herein, continue to pay premiums under the Policy, file claims and correspond with [name of Kemper insurer] as you have in the past. In the event that you do not object to the assumption in the manner provided herein, all premiums payable under the Policy, all claims assumed by [name of Unitrin insurer] pursuant to this Certificate and all correspondence (other than correspondence related to claims not assumed by [name of Unitrin insurer]) should be delivered to Kemper Auto and Home Group, 5220 Belfort Road, Suite 200, Jacksonville, FL 32256. All claims not assumed by [name of Unitrin insurer] and correspondence relating to such claims should be delivered to _____________________.

NOTWITHSTANDING ANYTHING ELSE HEREIN, IF YOU OBJECT TO THIS ASSUMPTION IN WRITING BY ___________, THIS CERTIFICATE SHALL BE NULL AND VOID; THE RELEASE OF [name of Kemper insurer] SHALL BE INEFFECTIVE; AND [name of Unitrin insurer] SHALL HAVE NO OBLIGATION TO YOU AND NO LIABILITY UNDER THE POLICY.

This Certificate of Assumption is part of and should be attached to your Policy. The effective date of this Certificate is _________________.

IN WITNESS WHEREOF, [name of Unitrin insurer] has issued this Certificate.


[Add Signatures]

                                    [Form 3]

                            [Name of Unitrin Insurer]

                                    [Address]


                            CERTIFICATE OF ASSUMPTION

This certifies that, except as provided in the EXCEPTION(S) below, [name of Unitrin insurer] assumes all liabilities under the Policy to which this Certificate is attached, which was originally issued by [name of Kemper insurer]. [Name of Kemper insurer] also remains liable under the terms of the Policy and nothing herein is intended to effect any release of [name of Kemper insurer]. However, except as provided in the EXCEPTION(S) below, [name of Unitrin insurer] and not [name of Kemper insurer] will pay all benefits and claims under the Policy in strict accordance with its terms.

EXCEPTION: If the Policy was issued prior to July 1, 2002, [name of Unitrin insurer] does not assume any liability for, and will not pay, any benefits, claims or other obligations incurred prior to the first date on which the Policy was renewed on or after July 1, 2002. [Name of Kemper insurer] retains sole responsibility for the payment of all such benefits, claims and other obligations.

[Use only for policies issued by mutual insurer.] EXCEPTION: Regardless of the date on which the Policy was issued, [name of Unitrin insurer] does not assume any liability or responsibility for any voting rights, any rights to a liquidating distribution or demutualization benefits or any other rights incident to mutual membership of any policyholders of [name of Kemper insurer]. [Name of Kemper insurer] retains sole responsibility to you with respect to such membership rights.

All premiums payable under the Policy, all claims assumed by [name of Unitrin insurer] pursuant to this Certificate and all correspondence (other than correspondence related to claims not assumed by [name of Unitrin insurer]) should be delivered to Kemper Auto and Home Group, 5220 Belfort Road, Suite 200, Jacksonville, FL 32256. All claims not assumed by [name of Unitrin insurer] and correspondence relating to such claims should be delivered to _________________.

This Certificate of Assumption is part of and should be attached to your Policy. The effective date of this Certificate is _________________.

IN WITNESS WHEREOF, [name of Unitrin insurer] has issued this Certificate.


[Add Signatures]

                                    [Form 4]

                            [Name of Unitrin Insurer]

                                    [Address]

                            CERTIFICATE OF ASSUMPTION

This certifies that, except as provided in the EXCEPTION(S) below, [name of Unitrin insurer] assumes all liabilities under the Policy to which this Certificate is attached, which was originally issued by [name of Kemper insurer]. If you fail to object to this assumption in writing by __________, (1) you will be deemed to have accepted [name of Unitrin insurer] as your insurer and to have released [name of Kemper insurer] to the extent provided in the RELEASE below and (2) except as provided in the EXCEPTION(S) below, [name of Unitrin insurer] will pay all benefits and claims under the Policy in strict accordance with its terms. See the attached Notice for additional information regarding the consequences of this assumption transaction.

EXCEPTION: If the Policy was issued prior to July 1, 2002, [name of Unitrin insurer] does not assume any liability for, and will not pay, any benefits, claims or other obligations incurred prior to the date on which the Policy was first renewed on or after July 1, 2002. [Name of Kemper insurer] retains responsibility for the payment of all such benefits, claims and other obligations.

[Use only for policies issued by mutual insurer.] EXCEPTION: Regardless of the date on which the Policy was issued, [name of Unitrin insurer] does not assume any liability or responsibility for any voting rights, rights to a liquidating distribution or demutualization benefits or any other rights incident to mutual membership of any policyholders of [name of Kemper insurer]. Moreover, as a result of the assumption, you will no longer be a policyholder of [name of Kemper insurer] and will no longer retain any membership interest in [name of Kemper insurer].

RELEASE: As a consequence of its assumption transaction with [name of Unitrin insurer], [name of Kemper insurer] is released of all obligations to you other than the obligations expressly retained by [name of Kemper insurer] pursuant to the terms of this Certificate and any obligations it may have in connection with your terminated membership interest in [name of Kemper insurer]. [Use final phrase of preceding sentence ("and any obligations") only for policies issued by mutual insurer.]

Any objection to this assumption must be delivered in writing to Kemper Auto and Home Group, 5220 Belfort Road, Suite 200, Jacksonville, FL 32256 no later than ________. In the event that you object to the assumption in the manner provided herein, continue to pay premiums under the Policy, file claims and correspond with [name of Kemper insurer] as you have in the past. In the event that you do not object to the assumption in the manner provided herein, all premiums payable under the Policy, all claims assumed by [name of Unitrin insurer] pursuant to this Certificate and all correspondence (other than correspondence related to claims not assumed by [name of Unitrin insurer]) should be delivered to Kemper Auto and Home Group, 5220 Belfort Road, Suite 200, Jacksonville, FL 32256. All claims not assumed by [name of Unitrin insurer] and correspondence relating to such claims should be delivered to ____________________.

NOTWITHSTANDING ANYTHING ELSE HEREIN, IF YOU OBJECT TO THIS ASSUMPTION IN WRITING BY ___________, THIS CERTIFICATE SHALL BE NULL AND VOID; THE RELEASE OF [name of Kemper insurer] SHALL BE INEFFECTIVE; AND [name of Unitrin insurer] SHALL HAVE NO OBLIGATION TO YOU AND NO LIABILITY UNDER THE POLICY.

This Certificate of Assumption is part of and should be attached to your Policy. The effective date of this Certificate is _________________.

IN WITNESS WHEREOF, [name of Unitrin insurer] has issued this Certificate.

[Add Signatures]

                                     NOTICE

Lumbermens Mutual Casualty Company, an Illinois mutual insurance company and American Manufacturers Mutual Insurance Company, an Illinois mutual insurance company (both mutual insurance companies collectively referred to as "Kemper"), entered into a transaction with Unitrin, Inc. and certain of its subsidiaries ("Unitrin"), pursuant to which Kemper agreed to sell most of its personal lines insurance business to Unitrin. Pursuant to the attached Certificate of Assumption, you are being provided with the opportunity to replace Kemper with a stock insurer subsidiary of Unitrin as the insurer under your Policy subject to the EXCEPTION(S) stated in the Certificate.

As a policyholder of a Kemper mutual insurance company, you have certain membership interests in your insurer that you would not have as a policyholder of a Unitrin stock insurer. These membership interests include the right to vote on the election of the Kemper board of directors and other matters submitted to a vote at policyholder meetings, and the right to participate in demutualization benefits, if any, if Kemper is converted to a stock insurer and in liquidating distributions, if any, if Kemper is liquidated. However, if you do not object to the assumption in writing by the date specified in the Certificate and in the manner specified therein, you will no longer be a policyholder of Kemper and therefore will no longer retain any membership interest in Kemper.

Please note that, except where required by state law or contractual commitments, Kemper is no longer renewing its insurance policies, and it will not be able to continue to renew your Policy indefinitely.

                                    EXHIBIT C


                             Consents and Approvals
                                      None

                                    EXHIBIT D
                 Kemper Direct Policies Written on Kemper Paper